Providian Financial Announces Completion of Higher Risk Portfolio Sale

                    Sale Adds Over $1.2 Billion in Liquidity

June 25, 2002, SAN FRANCISCO - Providian Financial Corporation (NYSE: PVN) announced today that it has completed the structured sale, through a limited liability subsidiary of Providian National Bank, of its higher risk portfolio in a transaction developed in conjunction with two limited liability companies formed by affiliates of Goldman, Sachs & Co., Salomon Smith Barney, Cardworks, Inc., and CompuCredit Corporation. Credit card receivables in the portfolio totaled approximately $2.4 billion at the time of sale, down from $2.6 billion at March 31, 2002, as a result of interim attrition. Under the completed structure, the limited liability company subsidiary of Providian National Bank holds approximately $87 million, or 49%, of the BB-/Ba2 rated notes, and approximately $98 million, or 44%, of the BBB-/Baa2 rated certificates, issued in conjunction with the securitization of the portfolio. These investments will be treated as "available for sale" on the Company's consolidated balance sheet.

Total cash proceeds to Providian National Bank were approximately $1.2 billion. The Company previously recognized a $240 million after-tax loss on the portfolio in the first quarter when it transferred the loans to "available for sale or securitizatio" and expects to recognize an estimated $6 million after-tax loss in the second quarter, reflecting a reduction in the carrying value of the receivables for the period from March 31, 2002 to the closing date of the transaction.

"Late last year, this Company set out on a very ambitious plan to restructure its balance sheet. With the closing of this transaction we have completed the last asset disposition that was part of that plan," said Joseph Saunders, Providian's Chief Executive Officer. "With this sale, the Company has improved its credit risk profile and further strengthened its liquidity position. Now we can focus our full attention on managing our existing portfolio, marketing to new customers, improving the efficiency of our operations, and reducing our costs."

The transaction involved approximately 1.3 million accounts. Under the terms of the transaction, Providian will act as interim subservicer for the portfolio for up to twelve months and will continue to serve as the owner of the related credit card accounts for up to eighteen months.

Since first embarking on its balance sheet restructuring efforts in late 2001, the Company has sold close to $12 billion in managed receivables generating over $4.5 billion in liquidity.

San Francisco-based Providian Financial is a leading provider of lending and deposit products to customers throughout the United States. The Company has $20 billion in managed receivables and more than 13 million customers.

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the "safe harbor" created by those sections. Forward-looking statements include expressions of "belief," "anticipation," or "expectations" of management, statements as to industry trends or future results of operations of the Company, and other statements that are not historical fact. Forward-looking statements are based on certain assumptions by management and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to: competitive pressures; factors that affect delinquency rates, credit loss rates, liquidity and charge-off rates; general economic conditions; consumer loan portfolio growth; changes in the cost and/or availability of funding due to changes in the deposit, credit or securitization markets, changes in the way in which the Company is perceived in such markets, and/or conditions relating to existing or future financing commitments; the effects of government policy and regulation, whether of general applicability or specific to the Company, including restrictions and/or limitations on the
Company's minimum capital requirements, deposit taking abilities, reserve methodologies, dividend policies and payments, growth, and/or underwriting criteria; year-end audit adjustments; changes in accounting rules, policies, practices and/or procedures; product development; legal and regulatory proceedings, including the impact of ongoing litigation; interest rates; acquisitions; one-time charges; extraordinary items; the ability to attract and retain key personnel; the impact of existing, modified or new strategic initiatives; and international factors. These and other risks and uncertainties are described in detail in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 under the heading "Cautionary Statements" and "Risk Factors." Readers are cautioned not to place undue reliance on any forward-looking statement, which speaks only as of the date thereof. The Company undertakes no obligation to update any forward-looking statements.

For more information - Investors please call Jack Carsky at 415-278-4977 or Bill Horning at 415-278-4602. Media, please contact Alan Elias at 415-278-4189 or Laurel Munson at 415.278.4770.

Note: Investor information is available on Providian Financial's web site at www.providian.com.